UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 18, 2005



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                      0-19294                  51-0265872
(State or other              (Commission File         (I.R.S. Employer
jurisdiction of                   Number)               Identification
 incorporation) Number)



          7733 Forsyth Boulevard
               23rd Floor
           St. Louis, Missouri                              63105
(Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01    Other Events.

     In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" (FAS
123R), requiring the recognition of compensation expense for employee stock options. Adoption of the standard was required for fiscal periods beginning after June 15, 2005, which would have been RehabCare Group's third fiscal quarter of 2005. On April 14, 2005, the Securities and Exchange Commission (SEC) announced the adoption of a new rule that amends the compliance dates for FAS 123R allowing registrants to implement the standard at the beginning of the first fiscal year that begins after June 15, 2005. For RehabCare Group, that would be January 1, 2006.

     RehabCare Group had planned to early adopt FAS 123R in the first quarter of 2005 and had reported an expected pretax impact of $4.2 million, or $0.15 per diluted share after tax, on its expected full year 2005 financial results due to the planned adoption of the new standard. Based on the SEC's announcement and the expectation that both the SEC and the FASB may issue additional interpretive and implementation guidance in the future, the Company has now elected to defer the adoption of FAS 123R until January 1, 2006 to ensure that its accounting systems and reporting practices will fully comply with the standard. Accordingly, the adoption of FAS 123R will no longer have an impact on the Company's 2005 financial results.



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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2005

                                       REHABCARE GROUP, INC.



                          By: /s/ Vincent L. Germanese
                               ----------------------------------------
                                  Vincent L. Germanese
                                  Senior Vice President,
                                  Chief Financial Officer
                                  and Secretary